Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-192102) and Form S-8 (File No. 333-156054) of Bio-Path Holdings, Inc. of our reports dated March 16, 2015 relating to the financial statements as of and for the period ending December 31, 2014, and the effectiveness of Bio-Path Holdings, Inc.’s internal control over financial reporting as of December 31, 2014, which appear in this Annual Report on Form 10-K.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
March 16, 2015